SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934


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                       Date of Report: December 30, 2002


                             CELERITY SYSTEMS, INC.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                      000-23279                52-2050585
         --------
(State or other jurisdiction          (Commission             (IRS Employer
          of incorporation)           File Number)          Identification No.)



122 Perimeter Park Drive
Knoxville, Tennessee 37922
(Address of principal executive offices)


Registrant's telephone number, including area code:  (865) 539-5300

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         Celerity Systems announced that its annual meeting of shareholders held on December 30, 2002 has been adjourned until 10:00 a.m., January 14, 2003, at One Riverfront Plaza, 7th Floor, Newark, New Jersey 07102. All proxies received up to 10:00 a.m. on January 14, 2003 will be counted at the reconvened meeting. All shareholders as of the original record date of December 17, 2002, will be entitled to vote by proxy or in person at the reconvened meeting.

         A copy of the press release  issued by Celerity  Systems is attached as
Exhibit 99.1.










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


                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CELERITY SYSTEMS, INC.



Date:  December 30, 2002         By:    /s/ Robert Legnosky
                                     --------------------------------
                                     Name:  Robert Legnosky
                                     Its:  President and Chief Executive Officer





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


                                  EXHIBIT 99.1
                                  ------------

                             COMPANY PRESS RELEASE


           CELERITY ANNOUNCES MEETING OF SHAREHOLDERS ADJOURNED UNTIL
                               JANUARY 14, 2003


Celerity Systems, Inc. announced that its annual meeting of shareholders was convened today in Miami, Florida. Due to a delay in mailing proxy materials by ADP, Celerity Systems decided to adjourn the meeting until 10:00 a.m., January 14, 2003 at One Riverfront Plaza, 7th Floor, Newark, New Jersey 07102. All proxies received up to 10:00 a.m. on January 14, 2003 will be counted at the reconvened meeting. All shareholders as of the original record date of December 17, 2002, will be entitled to vote by proxy or in person at the reconvened meeting.



      Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.




Celerity Systems, Inc.
Robert Legnosky
President & CEO
Phone:  865 539 5300
Web: www.celerity.com
Email: rlegnosky@celerity.com


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